As filed with the Securities and Exchange Commission on August 25, 2010

Commission File No. 333-162298

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 4 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hill International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0953973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Lippincott Centre

Marlton, New Jersey 08053

(856) 810-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlon, New Jersey 08053

(856) 810-6200

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard A. Silfen, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	1,000,000	$7.23(1)	$7,230,000	$403.43(1)
Common Stock, $0.0001 par value	1,000,000	$4.18(2)	$4,180,000	$298.03(2)
Total	2,000,000		$11,410,000	$701.46

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, and based on the average of the high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange on September 30, 2009, which date was within five business days of October 2, 2009, the date of the original filing of this Registration Statement, on which date the stated registration fee was paid.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, and based on the average of the high and low sales price of the Registrant’s Common Stock on the New York Stock Exchange on May 20, 2010, the date of the filing of Amendment No. 2 to this Registrations Statement, on which date the stated registration fee was paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 16.	Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Company (previously filed with the Commission as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (000-50781) on June 6, 2006 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (previously filed with the Commission as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on November 13, 2007 and incorporated herein by reference).

4.3	Common Stock Certificate (previously filed with the Commission as Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-114816) on April 23, 2004 and incorporated herein by reference).

5.1	Opinion of Duane Morris LLP, as to the legality of the shares being registered (filed herewith).

23.1	Consent of Amper, Politziner & Mattia, LLP (previously filed).

23.2	Consent of Schneider Downs & Co., Inc. (previously filed).

23.3	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hill International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlton, State of New Jersey on August 25, 2010.

HILL INTERNATIONAL, INC.

By:	/S/ IRVIN E. RICHTER
Irvin E. Richter Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/S/ IRVIN E. RICHTER Irvin E. Richter	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 25, 2010

/S/ DAVID L. RICHTER David L. Richter	President and Chief Operating Officer and Director	August 25, 2010

/S/ JOHN FANELLI III John Fanelli III	Senior Vice President and Chief Financial Officer (principal financial officer)	August 25, 2010

/S/ RONALD F. EMMA Ronald F. Emma	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 25, 2010

/S/ CAMILLE S. ANDREWS Camille S. Andrews	Director	August 25, 2010

/S/ BRIAN W. CLYMER Brian W. Clymer	Director	August 25, 2010

/S/ WILLIAM J. DOYLE William J. Doyle	Director	August 25, 2010

/S/ ALAN S. FELLHEIMER Alan S. Fellheimer	Director	August 25, 2010

/S/ STEVEN M. KRAMER Steven M. Kramer	Director	August 25, 2010